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                                                                     EXHIBIT 5.1
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                                   SUITE 2200
                               CHICAGO, IL 60602
                                 (312)269-8000


                                  July 9, 1999

General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606

         Re:      Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,551,109 shares of its common stock, par value $.10 per share (the "Shares"), which may be sold from time to time by each of the selling stockholders identified in the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on July 9, 1999.

         As such counsel, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares which are the subject of the Registration Statement have been duly and validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

         Please be advised that Marshall E. Eisenberg, a partner of our firm, is the Secretary of the Company and certain of its affiliates. In addition, certain partners of our firm and attorneys associated with our firm and members of their families beneficially own equity securities of the Company or are trustees, stockholders, officers and/or directors of trusts or other entities that beneficially own equity securities of the Company or its affiliates.

                                            Very truly yours,

                                            /s/ NEAL, GERBER & EISENBERG